                                POWER OF ATTORNEY

         Know all by these presents, that the undersigned hereby constitutes and appoints Alan N. Braverman, James A. Rasulo and Roger J. Patterson, and each of them, the undersigned's true and lawful attorneys-in-fact, to:

(1)      execute for and on behalf of the undersigned, with respect to The Walt
         Disney Company, a Delaware corporation (the "Company"), Forms 3, 4, and
         5 in accordance with Section 16(a) of the Securities Exchange Act of
         1934, as amended, and the rules and regulations thereunder and, apply for an access code and (if not previously issued) a filing (or CIK)
         number to permit the filing of such forms via EDGAR;

(2)      do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
         Form 3, 4, or 5 and timely file such form with the United States
         Securities and Exchange Commission and any stock exchange or similar authority; and

(3)      take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
         Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such
         attorney-in-fact's discretion.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any other obligations of the undersigned thereunder.

         This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company due to the undersigned's status as a director or officer of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the forgoing attorney-in-fact.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of December, 2013.

                                           /s/
                                                          Jack Dorsey